             PRINCIPAL UNDERWRITING AND DISTRIBUTION AGREEMENT

     This Principal Underwriting and Distribution Agreement (the "Agreement") is made effective as of the 6th day of March, 2017, between Brighthouse Life Insurance Company of NY ("Insurance Company") (on behalf of itself and certain of its separate accounts (the "Separate Accounts")) and Brighthouse Securities, LLC ("Principal Underwriter"). The Insurance Company and Principal Underwriter are herein sometimes referred to individually as a "party" and collectively as the "parties."

     WHEREAS, the Insurance Company desires to obtain from the Principal Underwriter the underwriting and distribution services provided for herein; and

     WHEREAS, the Principal Underwriter desires to provide to the Insurance Company the underwriting and distribution services provided for herein;

     NOW, THEREFORE, the parties agree as follows:

     1.  ISSUE AND SALE OF CONTRACTS.
         ---------------------------

     Insurance Company proposes to issue and sell certain variable, registered fixed, fixed, and privately placed annuity contracts; and variable, fixed and privately placed life insurance policies (collectively the "Contracts") to the public through various third party broker dealers and insurance agencies with the Principal Underwriter serving as distributor. The Principal Underwriter agrees to provide underwriting and distribution services subject to the terms and conditions hereof. The Contracts to be offered are more fully described in the policy forms, registration statements and prospectuses hereinafter mentioned.

     2. GRANT AND ACCEPTANCE OF RIGHTS TO DISTRIBUTE VARIABLE CONTRACTS.
        ---------------------------------------------------------------

     Insurance Company grants Principal Underwriter the exclusive right, during the term of this Agreement, subject to applicable insurance law requirements and registration requirements of the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "Investment Company Act") (as applicable) and the provisions of the Securities Exchange Act of 1934 (the "1934 Act"), to be the wholesale distributor of the variable Contracts (the "Variable Contracts") issued through the Separate Accounts, the registered fixed Contracts (the "Registered Fixed Contracts") and the privately placed Contracts (the "Private Placement Contracts"), and the Principal Underwriter accepts such rights. Principal Underwriter will wholesale the Variable, Registered Fixed and Private Placement Contracts under such terms as set by Insurance Company and will make such contracts available to duly registered broker dealers and their registered representatives for sale to the public. As such, Principal Underwriter is authorized to enter into selling agreements with duly registered broker dealers authorizing them to sell the Variable, Registered Fixed and Private Placement Contracts to customers appropriately suited to buy such Variable, Registered Fixed or Private Placement Contracts as specified in the applicable prospectus or offering memorandum. All registered broker dealers must be acceptable to the Insurance Company. All such selling agreements with registered broker dealers entered into by Principal Underwriter shall provide that each such broker-dealer will assume full responsibility for continued compliance by itself and its associated persons with the Financial Industry Regulatory Authority ("FINRA") Rules (including applicable rules that are still referred to as "NASD Rules" because such rules were originally adopted by FINRA's predecessor organization, the National Association of Securities Dealers, Inc.) and applicable federal and state securities laws. The selling agreements shall require that all associated persons of such registered broker-dealers soliciting applications for the Contracts shall be duly and appropriately licensed or appointed for the sale of the Contracts under the Federal and state securities laws and the insurance laws of the applicable states or jurisdictions in which such Contracts may be lawfully sold.

     3.  GRANT AND ACCEPTANCE OF RIGHTS TO DISTRIBUTE FIXED CONTRACTS.
         ------------------------------------------------------------

     Insurance Company grants Principal Underwriter the right, during the term of this Agreement, subject to applicable insurance law requirements, to be the wholesale distributor of the fixed Contracts (the "Fixed Contracts"), and the Principal Underwriter accepts such rights. Principal Underwriter will wholesale the Fixed Contracts under such terms as set by Insurance Company. Principal Underwriter is authorized to contract with duly licensed insurance agencies, agents and brokers reasonably acceptable to Insurance Company for the sale of the Fixed Contracts to purchasers permitted to buy such Contracts as specified in the applicable policy form.

     4.  PERFORMANCE OF SERVICES.
         -----------------------

     In performing the underwriting and distribution services under this Agreement, Principal Underwriter agrees as follows:

     (a) Principal Underwriter shall use its best efforts to wholesale the Contracts, and otherwise to perform all duties and functions which are necessary and proper for the wholesale distribution of the Contracts.


     (b) Principal Underwriter shall offer the Variable, Registered Fixed and Private Placement Contracts for sale in accordance with the prospectuses or offering memoranda then in effect, as applicable.

     (c) Principal Underwriter shall be responsible for any filings of advertisements, marketing literature and educational materials required to be made with the FINRA.

     (d) Principal Underwriter agrees to join the Insurance Company, upon the Insurance Company's request and after independent review of such matters, in any joint applications required to be filed with the Securities and Exchange Commission ("SEC") under the 1934 Act, the 1933 Act and the Investment Company Act.

     (e) With respect to any insurance underwriting functions and services that are performed for or provided to Insurance Company by Principal Underwriter pursuant to this Agreement, it is understood that (i) Principal Underwriter shall perform such services in accordance with this Agreement and any underwriting guidelines and procedures established by Insurance Company from time to time, and communicated in writing to Principal Underwriter by Insurance Company; and (ii) Insurance Company shall retain all final underwriting authority.

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

     5. COMPENSATION.
        ------------

     As further provided in this Section, Insurance Company agrees to reimburse Principal Underwriter at cost for services provided by Principal Underwriter pursuant to this Agreement. Insurance Company shall pay to Principal Underwriter a fee in an amount equal to all expenses, direct and indirect, reasonably and equitably determined by Principal Underwriter to be attributable to the underwriting and wholesale distribution services provided by Principal Underwriter to Insurance Company pursuant hereto, including commissions and other compensation related costs paid by Principal Underwriter, except to the extent that applicable law requires otherwise.

     The methods for allocating expenses to Insurance Company shall be determined in accordance with the requirements prescribed in Department Regulation No. 33. Such bases shall be modified and adjusted where necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by Principal Underwriter on behalf of Insurance Company.

     6. PAYMENT.
        -------

     Principal Underwriter shall submit to Insurance Company, within thirty (30) business days after the end of each calendar month (or such other interval not greater than quarterly as such parties may agree), a written statement showing in reasonable detail the charges estimated to be due from Insurance Company to Principal Underwriter for services pursuant to this Agreement in the preceding calendar month (or interval), as well as any charges not included in any previous statement. Any balance payable as shown in such written statement shall be paid within thirty (30) days following receipt of such written statement by Insurance Company, subject to later adjustment if and as determined in accordance with Section 6 hereof. The charges shown in any such statement may be based on good faith estimates by Principal Underwriter of the charges attributable to such services, which estimate may take into account charges for services provided hereunder in the preceding billing periods. The settlement of any balance payable pursuant to this Section 6 shall be in accordance with the requirements in the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual.

     No later than the end of the first quarter of the calendar year following the calendar year in which the services charged for hereunder were provided, Principal Underwriter shall submit to Insurance Company a statement showing in reasonable detail the actual charges for such services. Any difference between such actual charges and the estimated charges for such services as shown in any previous statement provided by Principal Underwriter to the Insurance Company pursuant to this Section 6 shall be paid by Principal Underwriter or Insurance Company, as the case may be, within thirty (30) days following receipt of such written statement by Insurance Company, subject to later adjustment if and as determined in accordance with the next paragraph of this Section 6.

     Principal Underwriter's determination of the charges hereunder shall be conclusive as between the parties, except that if Insurance Company objects to any such determination, it shall so advise Principal Underwriter in accordance with Section 19(i) hereof within thirty (30) days of receipt of notice of said determination. Unless the parties can reconcile such objection, or otherwise agree, they shall select a firm of independent accountants which shall determine the charges properly allocable to Principal Underwriter and shall, within a reasonable time not to exceed one hundred eighty (180) days, submit such determination, together with the basis therefor, in writing to both parties, whereupon such determination shall be binding. The expenses of any such determination by a firm of independent certified public accountants shall be borne as determined to be equitable by such accountants.

     If Insurance Company is required to refund premiums or return accumulation values and waive surrender charges on any Contract for any reason; then no commission will be payable on such payments, and previously paid commissions, shall be refunded to the Insurance Company. Insurance Company shall not advance funds to Principal Underwriter except in respect of satisfying Insurance Company's obligations under this Agreement and to pay for services pursuant to this Agreement.

     7.  INDEMNIFICATION.
         ---------------

     Insurance Company shall indemnify, defend, and hold harmless Principal Underwriter from and against all liabilities and expenses arising out of any claims, demands, proceedings, suits, or actions, and any reasonable attorney's fees and costs in connection therewith (collectively the "Legal Expenses"), arising out of Principal Underwriter's underwriting and Wholesaling distribution services and its promotion of the Contracts pursuant to this Agreement; provided that Insurance Company shall not indemnify Principal Underwriter for any Legal Expenses arising out of any intentional, willful, or grossly negligent act or omission by Principal Underwriter, or its officers or employees.

     Principal Underwriter shall indemnify, defend, and hold harmless Insurance Company from and against all liabilities and expenses, including any reasonable attorney's fees and costs in connection therewith (collectively the "Legal Expenses") arising out of any intentional, bad faith, willful, grossly negligent, fraudulent or unauthorized acts or omissions by Principal Underwriter, its employees, wholesalers, agents or principals (a) in the performance of the services hereunder, or (b) including but not limited to improper promotion and/or marketing of the Contracts, unauthorized use of sales materials or advertisements, or any oral or written misrepresentations.

     8.  DOCUMENTS TO BE FURNISHED.
         -------------------------

     On behalf of the Separate Accounts, Insurance Company shall furnish Principal Underwriter with copies of all prospectuses, financial statements, offering memoranda and other documents which Principal Underwriter reasonably requests for use in connection with the distribution of the Variable, Registered Fixed and Private Placement Contracts. Insurance Company shall provide to Principal Underwriter such number of copies of the current effective prospectuses or offering memoranda as Principal Underwriter shall request.

     Insurance Company shall also furnish Principal Underwriter with copies of all documents which Principal Underwriter reasonably requests for use in connection with the distribution of the Fixed Contracts.

     9.  RESTRICTIONS ON REPRESENTATIONS.
         -------------------------------

     Principal Underwriter is not authorized to give any information or to make any representations concerning the Contracts or the Separate Accounts of Insurance Company other than those contained in the current registration statements or prospectuses relating to the Separate Accounts filed with the SEC or such offering memoranda or sales literature as may be authorized for use by Insurance Company. Principal Underwriter shall not have authority, on behalf of Insurance Company, to waive any Contract provision, to extend the time of paying any purchase payments, or to receive any monies or purchase payments (except for the sole purpose of forwarding monies or purchase payments to Insurance Company). Principal Underwriter shall not expend, nor contract for the expenditure of, the funds of Insurance Company. Principal Underwriter acknowledges and agrees that Insurance Company shall have the right at any time to suspend or limit the offering of the Contracts.

     10. PREPARATION AND FILING OF CONTRACTS AND PROSPECTUSES.
         ----------------------------------------------------

     Insurance Company shall be responsible for preparing the Contract forms and filing them with applicable state insurance regulatory authorities, and for preparing the prospectuses and registration statements and filing them with the SEC and state regulatory authorities, to the extent required. Insurance Company also shall be responsible for any filings of advertising and sales literature required to be made with state regulatory authorities. Insurance Company agrees to forward to Principal Underwriter copies of any and all amendments to the registration statement. Insurance Company agrees to advise Principal Underwriter immediately of: (1) any request by the SEC (i) for amendment of the registration statement or (ii) for additional information that Insurance Company determines is material to Principal Underwriter; (2) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; and (3) the occurrence of any material event, if known by Insurance Company, that makes untrue any material statement made in the registration statement or that requires the making of a change therein in order to make any material statement made therein not misleading.

     Insurance Company represents to Principal Underwriter that the prospectus included in a Separate Account's Registration Statement for each Variable or Registered Fixed Contract, post-effective amendments thereto and any supplements thereto, as filed or to be filed with the SEC, and that the offering documents for each Private Placement Contract, as of their effective dates, contain or will contain, all statements and information which are required to be stated therein by the 1933 Act and/or any state law or regulation and in all respects conform or will conform to the requirements thereof. Neither any prospectus, nor any supplement thereof, or offering memorandum or other offering document, includes or will include, any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the foregoing representations shall not apply to information contained in or omitted from any prospectus or supplement or offering memorandum or other offering document in reliance upon, and in conformity with, written information furnished to Insurance Company by Principal Underwriter specifically for use in the preparation thereof. The foregoing representation also shall not apply to information contained in or omitted from any prospectus or supplement of any underlying mutual fund.

     11. RULE 10B-10 REQUIREMENTS.
         ------------------------

     Insurance Company, or its appointed designee, as agent for Principal Underwriter, shall confirm to each applicant for and purchaser of a Contract in accordance with Rule 10b-10 under the 1934 Act the acceptance of purchase payments and such other transactions as are required by Rule 1Ob-10 or administrative interpretations thereunder, or by any other SEC or FINRA rule requiring the delivery of such information.

     12. OTHER REGULATORY MATTERS.
         ------------------------

     Insurance Company and Principal Underwriter hereby agree to comply with all applicable laws and regulations intended to prevent, detect, and report money laundering and suspicious transactions and will take all necessary and appropriate steps, consistent with applicable regulations and generally accepted industry practices, to (1) obtain, verify, and retain information with regard to customer identification and source of funds, and (2) to maintain records of all Separate Account transactions.

     The parties to this Agreement shall (to the extent consistent with applicable law) cooperate in providing information requested by any law enforcement, regulatory or administrative authority. To the extent permitted by applicable law and/or regulation, each party shall notify the other party of any concerns that shall arise in connection with any Contract in the context of relevant anti-money laundering legislation/regulations. Each party to this Agreement shall hold harmless the other party for any actions that may arise for good faith attempts to comply with all applicable laws, rules and/or regulations of governmental agencies, law enforcement organizations and/or Self Regulatory Organizations.

     The parties agree that all Nonpublic Personal Information obtained in the performance of duties and obligations under the Agreement shall be held in the strictest confidence and will not be used for any other purpose except to perform duties under the Agreement. Such information shall not be disclosed to any third party without the express written consent of the affected individual or as may be required by law. Each party will establish procedures to protect the security and confidentiality of such information. Nonpublic Personal Information shall mean any information about an individual, including financial and health information, that is not publicly available.

     13. MAINTENANCE OF BOOKS.
         --------------------

     Each party shall maintain its own books, accounts and records in such a way to disclose clearly and accurately the nature and details of the transactions between them, including such accounting information as is necessary to support the charges under this Agreement, and such additional information as either of the parties may reasonably request for purposes of its internal bookkeeping and accounting operations. Principal Underwriter shall keep such books, accounts and records, insofar as they pertain to the computation of charges hereunder, available for audit, inspection and copying by Insurance Company and persons authorized by it or any governmental agency having jurisdiction over the parties during all reasonable business hours upon reasonable prior notice. Principal Underwriter shall maintain back up records that disclose clearly and accurately the nature and details of the transactions with Insurance Company, which records shall be available to Insurance Company in the event of a disaster. Insurance Company hereby agrees to maintain a disaster recovery site.

     14. OWNERSHIP AND CUSTODY OF RECORDS.
         --------------------------------

     All records, books and files established and maintained by Principal Underwriter by reason of its performance of services under this Agreement, which absent this Agreement would have been held by Insurance Company, shall be deemed the property of Insurance Company and shall be maintained in accordance with applicable law and regulation. Such records shall be available, upon reasonable prior notice, during normal business hours for inspection by Insurance Company, anyone authorized by Insurance Company, and any governmental agency that has regulatory authority over Insurance Company's business activities. Such records shall also be available upon reasonable prior notice, during normal business hours for inspection by any governmental agency or self-regulatory organization that has regulatory authority over Principal Underwriter's business activities. Copies of such records, books and files shall be delivered to Insurance Company upon reasonable prior notice. Principal Underwriter shall promptly deliver to Insurance Company such records, books and files upon termination of this Agreement.

     Both parties to this Agreement agree to keep the necessary records as indicated by applicable state and federal law and to render the necessary assistance to one another for the accurate and timely preparation of such records. The books, accounts and records of Insurance Company, the Separate Accounts and Principal Underwriter as to all transactions hereunder shall be maintained so as to disclose clearly and accurately the nature and details of the transactions. Insurance Company shall maintain such books and records of Principal Underwriter pertaining to the sale of the Contracts and required by the 1934 Act as may be mutually agreed upon from time to time by Insurance Company and Principal Underwriter, provided that such books and records shall be the property of Principal Underwriter, and shall at all times be subject to such reasonable periodic, special or other examination by the SEC and all other regulatory bodies having jurisdiction.

     15. OVERSIGHT & AUDIT.
         -----------------

     Notwithstanding anything to the contrary herein, the business and operations of Insurance Company shall at all times be subject to the direction and control of the board of directors (or similar governing body) of Insurance Company. The activities of Principal Underwriter hereunder shall be subject to the supervision and oversight of Insurance Company, and Insurance Company shall monitor the services performed by Principal Underwriter no less than annually for quality assurance.

     Insurance Company and persons authorized by it or any governmental agency having jurisdiction over Insurance Company shall have the right, at Insurance Company's expense, to conduct an audit of the relevant books, accounts and records of Principal Underwriter upon giving reasonable notice of its intent to conduct such an audit. In the event of such audit, Principal Underwriter shall give to the party requesting the audit reasonable cooperation and access to all books, accounts and records necessary to audit during normal business hours.

     16. BOOKS OF ACCOUNT.
         ----------------

     During the term of this Agreement, all of Insurance Company's books of account shall be maintained by Insurance Company and no books of account of Insurance Company shall be maintained by Principal Underwriter. All of Insurance Company's books of account shall be maintained in accordance with applicable law and regulations. Principal Underwriter shall cause Insurance Company to be furnished with such reports as Insurance Company may reasonably request for the purpose of meeting reporting and recordkeeping requirements under the insurance laws of New York State and any other applicable states or jurisdictions. Principal Underwriter acknowledges that all books and records provided for pursuant to this Section 16 shall be the property of Insurance Company and are subject to the control of the Insurance Company. A computer terminal linked to an electronic system that generates the electronic records that constitute Insurance Company's books of account shall be kept and maintained at Insurance Company's principal office. During all normal business hours, upon reasonable prior notice, there shall be ready availability and easy access through such terminal (either directly by insurance regulatory personnel or indirectly with the aid of Insurance Company's personnel) to the electronic media used to maintain the records comprising Insurance Company's books of account. The electronic records shall be convertible into records that are in a readable form.

     17. CONFIDENTIALITY.
         ---------------

     The parties agree that during the term of this Agreement they may wish to exchange information which the party providing such information deems confidential. Therefore, the parties agree that the recipient of Confidential Information (as defined below) shall not, at any time, duplicate or disclose such information to any other person, firm, corporation or entity or use it for its own benefit except to faithfully perform its obligations under this Agreement and shall use the same degree of care to avoid disclosure, duplication or use of such Confidential Information as the recipient of the Confidential Information employs with respect to its own confidential information of like importance.

     The obligation of confidentiality with respect to Confidential Information will not apply to any information disclosed by the recipient of Confidential Information (a) if and to the extent that disclosure by such recipient is required by applicable law or any court, governmental agency or regulatory authority or by subpoena or discovery request in pending litigation, (b) if the information is or becomes available from public information (other than as a result of prior unauthorized disclosure by such recipient), (c) if the information is or was received from a third party not known by such recipient to be under a confidentiality obligation with regard to such information or (d) if the information was in the possession of such recipient other than by reason of the services performed pursuant to this Agreement.

     The term "Confidential Information" shall include any trade secret or information that is for the time being confidential to the provider of the information and is not in the public domain.

     Except as provided herein, no rights to the Confidential Information are transferred to the recipient of the Confidential Information. All Confidential Information and any copies shall, at the option and written request of the provider of the Confidential Information, either be promptly returned to the provider of the Confidential Information or be destroyed.

     18. EFFECTIVENESS AND TERMINATION.
         -----------------------------

     This Agreement shall be effective upon the execution hereof and will remain in effect unless terminated as hereinafter provided. This Agreement may at any time be terminated by any party hereto upon 60 days written notice to the other parties. Notwithstanding the foregoing, this entire Agreement will immediately terminate, including during its term, upon written notice being given by Insurance Company to Principal Underwriter in the event of: (i) Principal Underwriter's willful misconduct, gross negligence or bad faith in performing the services hereunder; provided, that Principal Underwriter shall have 60 days after receipt of written notice detailing such alleged willful misconduct, gross negligence or bad faith to cure such matter to Insurance Company's reasonable satisfaction or to agree with Insurance Company to a plan to remediate such matter before Insurance

Company shall be permitted to deliver a termination notice to Principal Underwriter, (ii) liquidation, conservatorship or receivership of Principal Underwriter or (iii) Insurance Company's receipt of a definitive ruling from a state insurance regulatory authority that such termination is required to comply with insurance laws and regulations applicable to Insurance Company; provided, that Principal Underwriter shall have 60 days after receipt of such definitive ruling to (x) agree with Insurance Company to modify this Agreement or the provision of services hereunder to the least extent necessary to enable Insurance Company to comply with such ruling or (y) contest or obtain a modification or reversal of such ruling, in either case before Insurance Company shall be permitted to deliver a termination notice to Principal Underwriter.

     19. MISCELLANEOUS.
         -------------

     (a) Amendment. This Agreement may be amended only upon mutual agreement of
         ---------
the parties hereto in writing. The parties hereto shall submit any amendment of this Agreement to the New York Department of Financial Services for non-disapproval review to the extent required under applicable insurance laws.

     (b) Successors and Assigns. This Agreement shall be binding upon the
         ----------------------
parties hereto and their transferees, successors and assigns. The benefits of and the right to enforce this Agreement shall accrue to the parties and their transferees, successors and assigns.

     (c) Assignment. Neither this Agreement nor any of the rights, obligations
         ----------
or liabilities of either party hereto shall be assigned without the written consent of the other party. The parties hereto shall submit any assignment of this Agreement to the New York Department of Financial Services for non-disapproval review to the extent required under applicable insurance laws.

     (d) Interpretation. This Agreement is subject to and its terms are to be
         --------------
interpreted and construed in accordance with the provisions of the Investment Company Act, the 1933 Act, the 1934 Act, and the rules, regulations, and rulings thereunder and is subject to the provisions of the FINRA Rules. Without limiting the generality of the foregoing, the term "assigned" shall not include any transaction exempted from section 15(b)(2) of the Investment Company Act.

     The Underwriter shall submit to all regulatory and administrative entities having jurisdiction over the operations of the Accounts, present or future; and will provide any information, reports or other material which any such entity by reason of this Agreement may request or require pursuant to applicable laws or regulations.

     (e) Intended Beneficiaries. Nothing in this Agreement shall be construed to
         ----------------------
give any person or entity other than the parties hereto any legal or equitable claim, right or remedy. Rather, this Agreement is intended to be for the sole and exclusive benefit of the parties hereto.

     (f) Counterparts. This Agreement may be executed in counterparts, each of
         ------------
which shall be deemed an original but all of which shall together constitute one and the same instrument.

     (g) Applicable Law. This Agreement shall be interpreted, construed, and
         --------------
enforced in accordance with the laws of New York without reference to the conflict of law provisions thereof.

     (h) Severability. If any portion of this Agreement shall be found to be
         ------------
invalid or unenforceable by a court or tribunal or regulatory agency of competent jurisdiction, the remainder shall not be affected thereby, but shall have the same force and effect as if the invalid or unenforceable portion had not been inserted.

     (i) Notices. All notices, requests, demands and other communications under
         -------
this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by First Class Mail, Registered or Certified, postage prepaid and properly addressed.

     (j) Dispute Resolution. Any unresolved dispute or difference between the
         ------------------
parties arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in accordance with the American Arbitration Association and the Expedited Procedures thereof, the cost of which shall be borne equally by the parties to such arbitration, with three arbitrators. The arbitrators shall be active or retired officers of life insurance companies and shall be unaffiliated with any of the parties to this Agreement or their respective affiliates. Each of the parties to the arbitration shall designate one arbitrator and a third arbitrator shall be designated by mutual agreement of the parties. The written award rendered by the arbitrators shall be final and binding upon the parties, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof and having jurisdiction over the parties or their assets. The arbitration shall take place in New York or as mutually determined by the parties or the arbitrators in the absence of an agreement by the parties.

     The preceding paragraph shall not apply to Insurance Company's objections to estimated and final charges, which are subject to the dispute resolution procedure provided in Section 6 hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized.

                                    BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY

                                    By: /s/ Greg Illson
                                        --------------------------------
                                    Name: Greg Illson
                                    Title Vice President


                                    BRIGHTHOUSE SECURITIES, LLC

                                    By: /s/ Illegible
                                        --------------------------------
                                    Name: Illegible
                                    Title VP & Treasurer